UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 463-5121
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes

Underwriting Agreement

On September 29, 2025, Bit Digital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Cantor Fitzgerald & Co. and B. Riley Securities, Inc. as representatives of the several underwriters named in Schedule I thereto, in connection with the issuance and sale of $150 million aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2030 (the “Notes”), including the exercise in full on September 30, 2025 of the underwriters’ option to purchase an additional $15 million aggregate principal amount of Notes.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-286841), as supplemented by a preliminary prospectus supplement dated September 29, 2025, the pricing term sheet dated September 29, 2025, and a final prospectus supplement dated September 29, 2025.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The above description of the Underwriting Agreement is a summary and is not complete. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Underwriting Agreement set forth in such exhibit.

Indenture

On October 2, 2025, the Company issued the Notes. The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of October 2, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of October 2, 2025, between the Company and the Trustee.

The Notes will be the Company’s general senior, unsecured obligations and will rank (i) senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment with all of the Company’s liabilities that are not so subordinated; (iii) effectively junior to any of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will bear interest at a rate of 4.00% per year. Interest on the Notes will accrue from October 2, 2025 and will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The Notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased.

Holders may convert their Notes at their option prior to the close of business on the second scheduled trading day immediately preceding the maturity date, in integral multiples of $1,000 principal amount. The initial conversion rate for the Notes is 240.3846 ordinary shares of the Company per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $4.16 per ordinary share.

The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the Company’s delivery of a notice of optional redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of optional redemption, as the case may be. The Company will also increase the conversion rate for a holder who elects to convert its Notes during the period from, and including, the date that is six months after the last date of original issuance of the Notes until the close of business on the business day immediately preceding September 15, 2028 (other than a conversion in connection with a make-whole fundamental change).

The Notes will be redeemable for cash, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after October 6, 2028 and prior to the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price of the Company’s ordinary shares has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of optional redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Holders may require the Company to repurchase for cash all or part of their Notes on October 1, 2028, in principal amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, if the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of its significant subsidiaries (as defined in the Indenture) after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

●	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by the Company to comply with its obligation to convert the Notes in accordance with the indenture upon exercise of a holder’s conversion right, including any interest make-whole conversion rate adjustment, and such failure continues for a period of five business days;

●	failure by the Company to give a fundamental change notice or notice of a make-whole fundamental change or notice of a specified corporate transaction, in each case, when due and such failure continues for a period of five business days;

●	failure by the Company to comply with its obligations under the Indenture in respect of certain merger, consolidation and asset sale transactions;

●	failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the indenture;

●	default by the Company or any of its “significant subsidiaries,” with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $25.0 million (or the foreign currency equivalent thereof) in the aggregate by the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in each case, such failure to pay or default shall not have been cured or waived, such indebtedness is not paid or discharged, or such acceleration is not otherwise cured, annulled or rescinded, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the indenture; or

●	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries) occurs and is continuing, the Trustee by written notice to the Company may, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may, and the Trustee at the request of such holders accompanied by security and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in the Indenture shall, declare 100% of the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right of holders to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the Company’s properties and assets to another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries) unless: (1) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (2) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Proceeds

The net proceeds from the offering were $143.3 million, after deducting the underwriters’ discounts and commission and the estimated offering expenses payable by the Company. The net proceeds will primarily be used to purchase Ethereum and may be used by the Company for general corporate purposes, including potential investments, acquisitions and other business opportunities relating to digital assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

The Company is incorporating by reference the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee into the Company’s Registration Statement on Form S-3 (Registration No. 333-286841).

On September 29, 2025, the Company issued a press release announcing the proposed offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 30, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report) and any subsequently filed quarterly reports on Form 10-Q and any Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 29, 2025, by and between Bit Digital, Inc. and Barclays Capital Inc., Cantor Fitzgerald & Co. and B. Riley Securities, Inc., as representative of the underwriters named therein.

4.1	Indenture, dated October 2, 2025, by and between Bit Digital, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of October 2, 2025, between Bit Digital, Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.3	Form of 4.00% Convertible Senior Note Due 2030 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of White & Case LLP.

5.2	Opinion of Ogier (Cayman) LLP.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.2).

99.1	Press Release issued by Bit Digital, Inc. dated September 29, 2025.

99.2	Press Release issued by Bit Digital, Inc. dated September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date: October 2, 2025	By:	/s/ Sam Tabar
		Name:	Sam Tabar
		Title:	Chief Executive Officer